Exhibit 23.1

Ernst & Young LLP Suite 1200 401 East Jackson Street Tampa, FL 33602 Tel: +1 813 225 4800 Fax: +1 813 225 4711 www.ey.com

Consent of Independent Certified Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2009, in Post-Effective Amendment No. 3 to the Registration Statement (Form S-1 No. 333-152697) and related Prospectus of HSN, Inc.

July 22, 2009